Exhibit 99.1

Alnylam Pharmaceuticals Reports Fourth Quarter and Full Year 2023 Financial Results and Highlights Recent Period Activity

− Achieved Fourth Quarter and Full Year 2023 Global Net Product Revenues of $346 Million and $1,241 Million, Respectively, Representing 39% Annual Growth Compared to 2022 –

− Company Announces Updated Statistical Analysis Plan and Timing for HELIOS-B Phase 3 Study of Vutrisiran –

− Announces U.S. FDA Clearance to Initiate Multiple-Dosing in ALN-APP Phase 1 Study –

− Provides 2024 Combined Net Product Revenue Guidance of $1,400 Million to $1,500 Million, in Addition to Collaboration and Royalty Revenue and Operating Expense Guidance –

CAMBRIDGE, Mass.--(BUSINESS WIRE)--February 15, 2024--Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the fourth quarter and full year ended December 31, 2023 and reviewed recent business highlights.

“2023 was a year of strong execution at Alnylam. We delivered robust product revenue growth across our four wholly-owned commercial medicines, with $1.24 billion in global net product revenues, and achieved over 5,000 patients now being treated with an Alnylam commercial medicine. We also extended our leadership in RNAi with the first clinical demonstration of gene silencing in the human brain using an RNAi therapeutic, strengthened our business for the future through a landmark partnership with Roche and delivered solid financial performance,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “Looking ahead to 2024, we are excited for a number of important milestones across the pipeline, including results from the HELIOS-B Phase 3 study of vutrisiran as well as the KARDIA-2 Phase 2 study of zilebesiran, and six clinical study starts. This progress sets us up for delivering on our Alnylam P5x25 goals of becoming a top-tier biotech company delivering sustained innovation and exceptional financial results.”

Fourth Quarter 2023 and Recent Significant Corporate Highlights

Commercial Performance

Total TTR: ONPATTRO® (patisiran) & AMVUTTRA® (vutrisiran)

  Achieved global net product revenues for ONPATTRO and AMVUTTRA for the fourth quarter of $79 million and $175 million, respectively, representing 10% total TTR quarterly growth compared to Q3 2023, and full year 2023 revenues of $355 million and $558 million, respectively, representing 40% total TTR annual growth compared to full year 2022.
  Attained over 4,060 hATTR amyloidosis patients with polyneuropathy worldwide on commercial treatment with ONPATTRO or AMVUTTRA as of December 31, 2023.

Total Ultra-Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

  Achieved global net product revenues for GIVLAARI and OXLUMO for the fourth quarter of $59 million and $33 million, respectively, representing 11% total Ultra-Rare quarterly growth compared to Q3 2023, and full year 2023 revenues of $219 million and $110 million, respectively, representing 35% total Ultra-Rare annual growth compared to full year 2022.
  Attained over 650 patients on commercial GIVLAARI and over 430 patients on commercial OXLUMO worldwide as of December 31, 2023.

R&D Highlights

Alnylam announces today updates to the statistical analysis plan for the HELIOS-B Phase 3 study of vutrisiran in patients with ATTR amyloidosis with cardiomyopathy. These will include updates to the primary and secondary endpoint structure, as well as study exposure. Topline results are expected to be available in late June or early July. Details will be discussed on the conference call this morning.

Published results from Phase 3 APOLLO-B study of patisiran in the New England Journal of Medicine.

Presented positive initial Phase 1 results with ALN-TTRsc04 demonstrating rapid knockdown achieved by a single dose with mean serum TTR reduction up to 97%, with durability supporting potential for annual dosing and an encouraging safety profile.

Presented positive results from the KARDIA-1 Phase 2 dose-ranging study of zilebesiran, an investigational RNAi therapeutic in development to treat hypertension patients at high cardiovascular risk, during the American Heart Association (AHA) Scientific Sessions.

Announces today that the U.S. Food and Drug Administration (FDA) has provided clearance to initiate the multiple-dose part (Part B) of the ongoing Phase 1 study of ALN-APP, an investigational RNAi therapeutic targeting amyloid precursor protein (APP) in development for the treatment of Alzheimer’s disease and cerebral amyloid angiopathy. The FDA has confirmed that multiple-dosing in the Phase 1 study may proceed at doses up to 180 mg given every six months, which covers all dose regimens planned to be explored in Part B. A partial clinical hold remains for higher or more frequent dosing regimens.

  Reported updated positive interim results for the ongoing single ascending dose portion of the Phase 1 study of ALN-APP in patients with early-onset Alzheimer’s disease at the 2023 Alzheimer’s Association International Conference and at the 16th Clinical Trials in Alzheimer’s Disease conference.

Presented positive initial Phase 1 results with ALN-KHK demonstrating robust target engagement and an encouraging safety profile, supporting continued development as a novel treatment for type 2 diabetes mellitus.

Filed an Investigational New Drug (IND) application for ALN-BCAT, an investigational RNAi therapeutic targeting β-catenin in development for the treatment of hepatocellular carcinoma.

Sanofi presented positive results from the ATLAS-OLE Phase 3 extension study of fitusiran, demonstrating a substantially improved safety profile and consistent bleed protection in people with hemophilia A or B, with or without inhibitors. Specifically, the risk of thrombosis was reduced, with rates comparable to those reported in the general hemophilia population.

  Sanofi expects to submit a New Drug Application (NDA) to the FDA in 2024.

Additional Business Updates

  Ranked #1 on Boston Globe’s Top Places to Work list for 2023 in the “Largest Employer” category.
  Recognized by Science magazine as a Top Employer for the fifth consecutive year.

Upcoming Events

Alnylam announces today that results from the KARDIA-2 Phase 2 study of zilebesiran will be presented in a Late-Breaker presentation at the American College of Cardiology Scientific Sessions 2024 on April 7, 2024 in Atlanta, Georgia.

In early 2024, Alnylam intends to:

  Report topline results from the HELIOS-B Phase 3 study of vutrisiran in late June or early July.
  Initiate the KARDIA-3 Phase 2 study of zilebesiran.
  Initiate a Phase 2 study of ALN-APP in patients with cerebral amyloid angiopathy.
  Initiate Part B of the Phase 1 study of ALN-KHK.
  Initiate a Phase 1 study of ALN-BCAT.

Financial Highlights for the Fourth Quarter and Year End 2023

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2023	2022	2023	2022
Net product revenues	$346,288	$261,675	$1,241,474	$894,329
Net revenue from collaborations	$76,407	$70,645	$546,185	$134,912
Royalty revenue	$17,023	$2,715	$40,633	$8,177

GAAP Operating loss	$(116,404)	$(188,614)	$(282,175)	$(785,072)
Non-GAAP Operating loss	$(74,410)	$(145,847)	$(60,495)	$(554,423)

GAAP Net loss	$(137,870)	$(207,493)	$(440,242)	$(1,131,156)
Non-GAAP Net loss	$(96,643)	$(171,522)	$(201,618)	$(790,609)

GAAP Net loss per common share - basic and diluted	$(1.10)	$(1.68)	$(3.52)	$(9.30)
Non-GAAP Net loss per common share - basic and diluted	$(0.77)	$(1.39)	$(1.61)	$(6.50)

For an explanation of our use of non-GAAP financial measures refer to the "Use of Non-GAAP Financial Measures" section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Net Product Revenues

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2023	2022	2023	2022
ONPATTRO net product revenues	$79,006	$122,221	$354,546	$557,608
AMVUTTRA net product revenues	175,254	68,566	557,838	93,795
Total TTR net product revenues	254,260	190,787	912,384	651,403

GIVLAARI net product revenues	59,298	47,058	219,251	173,144
OXLUMO net product revenues	32,730	23,830	109,839	69,782
Total net product revenues	$346,288	$261,675	$1,241,474	$894,329
	Year over Year % Growth
	Three Months Ended December 31, 2023		Twelve Months Ended December 31, 2023
	As Reported	At CER*	As Reported	At CER*
Total TTR net product revenues	33%	31%	40%	40%

GIVLAARI net product revenues	26%	24%	27%	26%
OXLUMO net product revenues	37%	32%	57%	55%
Total net product revenues	32%	30%	39%	39%

* CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in 2022. CER is a non-GAAP measure.
  Net product revenues increased 32% and 39% at actual currency during the three and twelve months ended December 31, 2023, respectively, compared to the same periods in 2022, and 30% and 39% at CER, respectively. The increases are primarily due to increased patients on our commercial TTR therapies driven by the launch of AMVUTTRA in the third quarter of 2022 as well as increased patients on GIVLAARI and OXLUMO therapies.

Net Revenues from Collaborations

  Net revenues from collaborations increased 8% and 305% during the three and twelve months ended December 31, 2023, respectively, as compared to the same periods in 2022, primarily due to revenue recognized under our Collaboration and License Agreement with Roche, as executed in July 2023, and revenue recognized under our Novartis Collaboration Agreement associated with the achievement of specified commercialization and regulatory milestones.

Operating Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2023	2022	2023	2022
Cost of goods sold	$71,975	$46,172	$268,216	$140,174
Cost of goods sold as a percentage of net product revenues	20.8%	17.6%	21.6%	15.7%

Cost of collaborations and royalties	$13,883	$5,094	$42,190	$28,643

GAAP research and development expenses	$272,141	$262,039	$1,004,415	$883,015
Non-GAAP research and development expenses	$253,056	$245,095	$907,142	$790,854

GAAP selling, general and administrative expenses	$198,123	$210,344	$795,646	$770,658
Non-GAAP selling, general and administrative expenses	$175,214	$184,521	$671,239	$632,170

Cost of Goods Sold

  Cost of goods sold as a percentage of net product revenues increased during the three and twelve months ended December 31, 2023, respectively, as compared to the same periods in 2022, primarily due to increased volume and rate of royalties payable on net sales of AMVUTTRA associated with tiered royalty percentages, in addition to increased excess and obsolete charges primarily due to canceling manufacturing commitments and the impairment of ONPATTRO inventory that had been manufactured for future demand associated with the ATTR amyloidosis with cardiomyopathy indication for patisiran for which we did not receive regulatory approval.

Research & Development (R&D) Expenses

  GAAP and non-GAAP R&D expenses increased during the three and twelve months ended December 31, 2023, compared to the same periods in 2022, primarily due to increased headcount and infrastructure expenses to support our R&D pipeline, development expenses associated with the KARDIA-1 and KARDIA-2 zilebesiran Phase 2 studies, and manufacturing and research related expenses associated with our pre-clinical and developmental activities. GAAP R&D expenses further increased during the twelve month period due to increased stock-based compensation expense related to the accounting for certain performance-based awards during the period.

Selling, General & Administrative (SG&A) Expenses

  GAAP and non-GAAP SG&A expenses decreased during the three months ended December 31, 2023, compared to the same period in 2022, primarily due to increased legal expenses in 2022 associated with the Patent Infringement Lawsuits we filed in March 2022 and the Department of Justice investigation, which closed in August 2023, and increased expenses in support of the global launch of AMVUTTRA in the third quarter of 2022.
  GAAP and non-GAAP SG&A expenses increased during the twelve months ended December 31, 2023, compared to the same period in 2022, primarily due to increased headcount and other strategic investments in support of the global launch of AMVUTTRA and other expenses to support our strategic growth.

Other Financial Highlights

  Cash, cash equivalents and marketable securities were $2.44 billion as of December 31, 2023, compared to $2.19 billion as of December 31, 2022, with the increase primarily due to the receipts of a $310 million upfront payment from Roche in connection with our partnership to co-develop and co-commercialize zilebesiran, a $100 million payment from Regeneron in connection with the achievement of certain criteria during early clinical development for our CNS program, ALN-APP, and nearly $150 million from employee option award exercises, offset by our operating loss for the year.

A reconciliation of our GAAP to non-GAAP results for the current quarter is included in the tables at the end of this press release.

2024 Financial Guidance

Full year December 31, 2024 financial guidance consists of the following:

Combined net product revenues for AMVUTTRA, ONPATTRO, GIVLAARI and OXLUMO[1]	$1,400 million – $1,500 million
Net Product Revenue Growth vs. 2023 at reported Fx rates[1]	13% – 21%
Net Product Revenue Growth vs. 2023 at constant exchange rates*	13% – 21%
Net revenues from collaborations and royalties	$325 million – $425 million
GAAP R&D and SG&A expenses	$1,900 million - $2,050 million
Non-GAAP R&D and SG&A expenses[2]	$1,675 million – $1,775 million

[1] Uses January 31, 2024 FX rates including: 1 EUR = 1.08 USD and 1 USD = 147 JPY
[2] Primarily excludes $225-$275 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses.
* CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in the twelve months ended December 31, 2023. CER is a non-GAAP measure.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are, as applicable, stock-based compensation expenses, realized and unrealized (gains) losses on marketable equity securities and loss on the extinguishment of debt. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized (gains) losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet. The Company has excluded the loss on the extinguishment of debt because the Company believes the item is a non-recurring transaction outside the ordinary course of the Company’s business.

Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information

Management will provide an update on the Company and discuss fourth quarter and full year 2023 results as well as expectations for the future via conference call on Thursday, February 15, 2024 at 8:30 am ET. To access the call, please register online at https://register.vevent.com/register/BI94c4772acd31430480d414497e322a2f. Participants are requested to register at least 15 minutes before the start of the call. A replay of the call will be available two hours after the call and archived on the same web page for six months.

A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About ONPATTRO® (patisiran)

ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About AMVUTTRA® (vutrisiran)

AMVUTTRA® (vutrisiran) is an RNAi therapeutic approved in the United States for the treatment of adults with hATTR amyloidosis with polyneuropathy. It is a double‑stranded small interfering RNA (siRNA) that targets mutant and wild‑type transthyretin (TTR) messenger RNA (mRNA). Using Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate delivery platform, AMVUTTRA is designed for increased potency and high metabolic stability to allow for subcutaneous injection once every three months (quarterly). Results from the pivotal HELIOS-A Phase 3 study demonstrate AMVUTTRA rapidly reduces serum TTR levels, has the potential to reverse neuropathy impairment relative to baseline and improves other key measures of disease burden relative to external placebo in patients with the polyneuropathy of hATTR amyloidosis. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About GIVLAARI® (givosiran)

GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal study, givosiran was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)

OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A study, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 study, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C study, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology

Alnylam has licenses to Arbutus Biopharma LNP intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam's RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam Pharmaceuticals (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s aspiration to become a top-tier biotech company, the potential for Alnylam to identify new potential drug development candidates and advance its research and development programs, Alnylam’s ability to obtain approval for new commercial products or additional indications for its existing commercial products, and Alnylam’s projected commercial and financial performance, including the expected range of net product revenues and net revenues from collaborations and royalties for 2024, the expected range of aggregate annual GAAP and non-GAAP R&D and SG&A expenses for 2024, the expected timing of topline data from the HELIOS-B Phase 3 clinical study, and the planned achievement of its “Alnylam P5x25” strategy, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including vutrisiran, zilebesiran, and ALN-APP; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the approved indications for AMVUTTRA in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam's views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$812,688	$866,394
Marketable debt securities	1,615,516	1,297,890
Marketable equity securities	11,178	28,122
Accounts receivable, net	327,787	237,963
Inventory	89,146	128,962
Prepaid expenses and other current assets	126,382	132,916
Total current assets	2,982,697	2,692,247
Property, plant and equipment, net	526,057	523,494
Operating lease right-of-use assets	199,732	215,136
Restricted investments	49,391	49,390
Other assets	72,003	66,092
Total assets	$3,829,880	$3,546,359
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$55,519	$98,094
Accrued expenses	713,013	545,460
Operating lease liability	41,510	41,967
Deferred revenue	102,753	42,105
Liability related to the sale of future royalties	54,991	40,289
Total current liabilities	967,786	767,915
Operating lease liability, net of current portion	243,101	261,339
Deferred revenue, net of current portion	188,175	193,791
Convertible debt	1,020,776	1,016,942
Liability related to the sale of future royalties, net of current portion	1,322,248	1,252,015
Other liabilities	308,438	212,580
Total liabilities	4,050,524	3,704,582
Commitments and contingencies (Note 13)
Stockholders’ deficit:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized as of December 31, 2023 and December 31, 2022, respectively; 125,794 shares issued and outstanding as of December 31, 2023; 123,925 shares issued and outstanding as of December 31, 2022	1,259	1,240
Additional paid-in capital	6,811,063	6,454,540
Accumulated other comprehensive loss	(23,375)	(44,654)
Accumulated deficit	(7,009,591)	(6,569,349)
Total stockholders’ deficit	(220,644)	(158,223)
Total liabilities and stockholders’ deficit	$3,829,880	$3,546,359

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2023.

ALNYLAM PHARMACEUTICALS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Revenues:
Net product revenues	$346,288	$261,675	$1,241,474	$894,329
Net revenues from collaborations	76,407	70,645	546,185	134,912
Royalty revenue	17,023	2,715	40,633	8,177
Total revenues	439,718	335,035	1,828,292	1,037,418

Operating costs and expenses:
Cost of goods sold	71,975	46,172	268,216	140,174
Cost of collaborations and royalties	13,883	5,094	42,190	28,643
Research and development	272,141	262,039	1,004,415	883,015
Selling, general and administrative	198,123	210,344	795,646	770,658
Total operating costs and expenses	556,122	523,649	2,110,467	1,822,490
Loss from operations	(116,404)	(188,614)	(282,175)	(785,072)
Other (expense) income:
Interest expense	(31,338)	(29,913)	(121,221)	(155,968)
Interest income	30,406	14,077	95,561	24,808
Other expense, net	(20,351)	(2,571)	(125,682)	(134,175)
Loss on the extinguishment of debt	—	—	—	(76,586)
Total other expense, net	(21,283)	(18,407)	(151,342)	(341,921)
Loss before income taxes	(137,687)	(207,021)	(433,517)	(1,126,993)
Provision for income taxes	(183)	(472)	(6,725)	(4,163)
Net loss	$(137,870)	$(207,493)	$(440,242)	$(1,131,156)
Net loss per common share — basic and diluted	$(1.10)	$(1.68)	$(3.52)	$(9.30)
Weighted-average common shares used to compute basic and diluted net loss per common share	125,613	123,266	124,906	121,689

ALNYLAM PHARMACEUTICALS, INC. RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of GAAP to Non-GAAP research and development:
GAAP Research and development	$272,141	$262,039	$1,004,415	$883,015
Less: Stock-based compensation expenses	(19,085)	(16,944)	(97,273)	(92,161)
Non-GAAP Research and development	$253,056	$245,095	$907,142	$790,854

Reconciliation of GAAP to Non-GAAP selling, general and administrative:
GAAP Selling, general and administrative	$198,123	$210,344	$795,646	$770,658
Less: Stock-based compensation expenses	(22,909)	(25,823)	(124,407)	(138,488)
Non-GAAP Selling, general and administrative	$175,214	$184,521	$671,239	$632,170

Reconciliation of GAAP to Non-GAAP operating loss:
GAAP operating loss	$(116,404)	$(188,614)	$(282,175)	$(785,072)
Add: Stock-based compensation expenses	41,994	42,767	221,680	230,649
Non-GAAP Operating loss	$(74,410)	$(145,847)	$(60,495)	$(554,423)

Reconciliation of GAAP to Non-GAAP Other (expense) income:
GAAP Total other expense, net	$(21,283)	$(18,407)	$(151,342)	$(341,921)
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(767)	(6,796)	16,944	33,312
Add: Loss on the extinguishment of debt	—	—	—	76,586
Non-GAAP Other expense, net	$(22,050)	$(25,203)	$(134,398)	$(232,023)

Reconciliation of GAAP to Non-GAAP net loss:
GAAP Net loss	$(137,870)	$(207,493)	$(440,242)	$(1,131,156)
Add: Stock-based compensation expenses	41,994	42,767	221,680	230,649
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(767)	(6,796)	16,944	33,312
Add: Loss on the extinguishment of debt	—	—	—	76,586
Non-GAAP Net loss	$(96,643)	$(171,522)	$(201,618)	$(790,609)

Reconciliation of GAAP to Non-GAAP net loss per common share-basic and diluted:
GAAP Net loss per common share - basic and diluted	$(1.10)	$(1.68)	$(3.52)	$(9.30)
Add: Stock-based compensation expenses	0.33	0.35	1.77	1.90
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(0.01)	(0.06)	0.14	0.27
Add: Loss on the extinguishment of debt	—	—	—	0.63
Non-GAAP Net loss per common share - basic and diluted	$(0.77)	$(1.39)	$(1.61)	$(6.50)

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC. RECONCILIATION OF GAAP TO NON-GAAP PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY (Unaudited)

	December 31, 2023
	Three Months Ended	Twelve Months Ended
Total TTR net product revenue growth, as reported	33%	40%
Add: Impact of foreign currency translation	(2)	—
Total TTR net product revenue growth at constant currency	31%	40%

GIVLAARI net product revenue growth, as reported	26%	27%
Add: Impact of foreign currency translation	(2)	(1)
GIVLAARI net product revenue growth at constant currency	24%	26%

OXLUMO net product revenue growth, as reported	37%	57%
Add: Impact of foreign currency translation	(5)	(2)
OXLUMO net product revenue growth at constant currency	32%	55%

Total net product revenue growth, as reported	32%	39%
Add: Impact of foreign currency translation	(2)	—
Total net product revenue growth at constant currency	30%	39%

Total revenue growth, as reported	31%	76%
Add: Impact of foreign currency translation	(2)	—
Total revenue growth at constant currency	29%	76%

Contacts

Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom
(Investors and Media)
617-682-4340

Josh Brodsky
(Investors)
617-551-8276